Exhibit 10.4
                          ============



                       THIRD AMENDMENT TO
                   REVOLVING CREDIT AGREEMENT
                   --------------------------

          THIS THIRD AMENDMENT TO THE REVOLVING CREDIT AGREEMENT ("Amendment") is made as of March 7, 1997, among Realty Income Corporation, a Delaware corporation (the "Company"), each of the banks identified on the signature pages hereof (each a "Bank" and, collectively, the "Banks") and The Bank of New York, as Agent and Swing Line Bank.

                       W I T N E S S E T H
                       - - - - - - - - - -

          WHEREAS, the Company, the Banks, the Agent and the Swing Line Bank entered into the Revolving Credit Agreement, dated as of November 29, 1994, as amended by the First Amendment to the Revolving Credit Agreement, dated January 26, 1995 and the Second Amendment to the Revolving Credit Agreement, dated December 4, 1995 (the "Credit Agreement"); and

          WHEREAS, the signatories hereto desire to amend the Credit Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein and in the Credit
Agreement, the parties hereto agree that the Credit Agreement is hereby amended as set forth herein:

          1. Capitalized terms used herein which are not otherwise defined herein but are defined in the Credit Agreement shall have the meanings given to such terms in the Credit
Agreement.

          2. The following definitions in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:

          "APPLICABLE MARGIN" shall mean the margin set forth in the following chart applicable to the Pricing Level then in effect:



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
                             Applicable      Applicable
          Pricing Level     LIBOR Margin     ABR Margin
          ---------------------------------------------
               I               0.750%          0.000%
               II              0.875%          0.000%
               III             1.000%          0.000%
               IV              1.125%          0.000%
               V               1.250%          0.000%
               VI              1.500%          0.250%

     "Pricing Level I" shall be applicable for so long as the Company's Debt Rating is better than or equal to A/A2; "Pricing Level II" shall be applicable for so long as the Company's Debt Rating is lower than A/A2 but better than or equal to A-/A3; "Pricing Level III" shall be applicable for so long as the Company's Debt Rating is lower than A-/A3 but better than or equal to BBB+/Baa1; "Pricing Level IV" shall be applicable for so long as the Company's Debt Rating is lower than BBB+/Baa1 but better than or equal to BBB/Baa2; "Pricing Level V" shall be applicable for so long as the Company's Debt Rating is lower than BBB/Baa2 but better than or equal to BBB-/Baa3; and "Pricing Level VI" shall be applicable for so long as the Company's Debt Rating is lower than BBB-/Baa3. Changes in the applicable Pricing Level shall be effective as of the first day of the calendar quarter following the receipt by the Agent of a letter or letters from the applicable Rating Agencies evidencing a change in the Company's Debt Rating.

          "COMMITMENT FEE RATE" with respect to any Commitment Fee payment shall mean the commitment fee rate set forth in the following chart applicable to the Pricing Level (determined as set forth under "Applicable Margin" above including the receipt by the Agent of a letter or letters evidencing the Company's Debt Rating) in effect on the date on which such Commitment Fee payment is due:

          Pricing Level                  Commitment Fee
          ---------------------------------------------
               I                             0.150%
               II                            0.150%
               III                           0.150%
               IV                            0.150%
               V                             0.150%
               VI                            0.250%

          "KEY MANAGEMENT" shall mean William E. Clark, Thomas A.
     Lewis, Richard J. VanDerhoff, Gary M. Malino, Michael R.
     Pfeiffer and Richard G. Collins.



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
          "TERMINATION DATE" shall mean, with respect to any Bank, the earliest to occur of (i) November 27, 1999 or such later date as may be agreed to by such Bank pursuant to
     SECTION 11.12, (ii) the date on which the obligations of the Banks to make loans hereunder shall terminate pursuant to
     SECTION 8.01 or the Commitments shall be reduced to zero pursuant to SECTION 2.05, and (iii) the date specified as such Bank's Termination Date pursuant to SECTION 11.12, or, if in any case (other than clause (ii) above) such day is not a Business Day, the next succeeding Business Day; in all cases, subject to the provisions of SECTION 11.12 (d).

          3. Section 1.01 is hereby further amended to add the following definitions:

          "DEBT RATING" shall mean the highest rating published by at least two of the three Rating Agencies with respect to the senior unsecured debt of the Company, PROVIDED, that if no two Rating Agencies have published the same rating with respect to the Company's senior unsecured debt, the Debt Rating shall be the rating that is at the middle of the three published ratings.

          "RATING AGENCY" shall mean Moody's Investors Service,
     Inc., Standard & Poors, a division of the McGraw Hill
     Companies, Inc., or Duff & Phelps Credit Rating Co.

          4. Section 7.01(b) is hereby amended by replacing the word "and" immediately prior to clause (iv) of the first sentence with a comma, and inserting the following clause after clause
(iv) of the first sentence:

     "and (v) promptly, and in any event not later than five days after the end of the calendar quarter in which the Company receives notice of a change in the rating published by any of the Rating Agencies with respect to the Company's senior unsecured debt."

          5. Section 7.02(c) of the Credit Agreement is hereby amended by restating clause (ii) thereof as follows:

     "(ii) enter into any merger or consolidation, or permit any Subsidiary to do so, other than (a) a merger or consolidation of a Wholly owned Subsidiary with one or more other Wholly owned Subsidiaries or into the Company, (b) a merger or consolidation of a Subsidiary or the Company with an entity for the purpose of controlling the property of that entity in the ordinary course of the Company's business, provided that the aggregate purchase price paid by the Company in all transactions under this clause (b) and clause (i)(b) above shall not exceed $10,000,000, or (c) a merger of the Company into another corporation primarily for the purpose of changing the jurisdiction of incorporation of the Company, provided that the surviving entity shall assume all obligations of the Company hereunder;"

          6. Section 11.12(a) of the Credit Agreement is restated hereby as follows:

     "(a) No later than February 28, 1998, the Company may, at its option, request all the Banks then party to this Agreement to extend their scheduled Termination Dates by one calendar year by means of a letter, addressed to each such Bank and the Agent. Each Bank electing (in its sole discretion) so to extend its scheduled Termination Date shall execute and deliver within forty-five (45) days following such request counterparts of such letter to the Company and the Agent, whereupon (unless Banks with an aggregate percentage of the Total Commitment in excess of 25% decline to extend their respective scheduled Termination Dates, in which event the Agent shall notify all the Banks thereof), such Bank's scheduled Termination Date shall be extended to the anniversary date of the year immediately succeeding such Bank's then-current scheduled Termination Date. If no such election is received within such forty-five day period from any Bank, such Bank shall be deemed to have elected not to extend its scheduled Termination Date."

          7. The Company agrees to pay on demand all reasonable costs and expenses of the Agent (including all reasonable fees and expenses of counsel to the Agent) in connection with the preparation and execution of this Amendment.

          8.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK,
UNITED STATES OF AMERICA.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          10. The Credit Agreement, as amended hereby, shall be binding upon the Company, the Banks, the Agent and the Swing Line Bank and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks, the Agent, the Swing Line Bank and their respective successors and assigns.

          11. Except as expressly provided in this Amendment, all of the terms, covenants, conditions, restrictions and other provisions contained in the Credit Agreement shall remain in full force and effect.
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
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

REALTY INCOME CORPORATION


By:    /s/MICHAEL R. PFEIFFER
Name:  Michael R. Pfeiffer
Title: Vice President, General
       Counsel and Secretary



THE BANK OF NEW YORK
as Agent for the Banks



By:    /s/LISA Y. BROWN
Name:  Lisa Y. Brown
Title: Vice President



THE BANK OF NEW YORK
as a Bank and as the Swing Line Bank

By:    /s/LISA Y. BROWN
Name:  Lisa Y. Brown
Title: Vice President


SANWA BANK CALIFORNIA


By:    /s/JOHN LINDER
Name:  John Linder
Title: Vice President



SIGNET BANK VIRGINIA


By:    /s/ERIC A. LAWRENCE
Name:  Eric A. Lawrence
Title: Senior Vice President





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
BANK HAPAOLIM, B.M.,
  SAN FRANCISCO BRANCH


By:    /s/PAUL WATSON
Name:  Paul Watson
Title: Vice President


By:    /s/JOHN RICE
Name:  John Rice
Title: Vice President



DRESDNER BANK, A.G.,
NEW YORK BRANCH AND
GRAND CAYMAN BRANCH

By:    /s/CHRISTOPHER E. SARISKY
Name:  Christopher E. Sarisky
Title: Assistant Treasurer

By:    /s/THOMAS J. NADRAMIA
Name:  Thomas J. Nadramia
Title: Vice President



WELLS FARGO BANK


By:    /s/CHERYL SALGADO
Name:  Cheryl Salgado
Title: Vice President















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